EXHIBIT 10.14(f)


1997 EXTENSION TO AMENDMENT TO SECOND EXTENSION OF LEASE


   This 1997 Extension to Amendment to Second Extension of Lease (the "Second Amendment") is made effective on the date of signing by both parties by and between HOLYOKE SUPPLY COMPANY, INC., a Massachusetts corporation with its principal place of business at 200-220 Race Street, Holyoke, Massachusetts 01040 (hereinafter referred to as "Landlord"), of the one part, and DIELECTRIC POLYMERS, INC., a Massachusetts corporation having its principal place of business at 218 Race Street, Holyoke, Massachusetts 01040 (hereinafter referred to as "Tenant"), of the other part.

   WHEREAS, the parties hereto are parties under an Indenture of Lease dated November 1, 1984 (the "Indenture") as extended in accordance with its terms by an Extension of Lease dated May 30, 1986 (the "Extension") a Second Extension of Lease dated as of May 30, 1991 (the "Second Extension"); an Amendment to Second Extension of Lease dated May 19, 1994 (the "Amendment"); and a 1995 Extension to Amendment to Second Extension of Lease dated October 19, 1995 (the "1995 Extension"); and

    WHEREAS, pursuant to the 1995 Extension, the lease term expires on May 31, 1997, pursuant to Tenant's exercise of its option to extend the lease term for six months from November 30, 1996; and

   WHEREAS, the parties have agreed to extend the term of the lease for a period of six (6) months, through November 30, 1997, and to provide a six-month option to extend the lease;

    NOW THEREFORE, the Landlord and Tenant hereby agree that all the provisions of the Indenture, Extension, Second Extension, Amendment and the 1995 Extension (collectively the "Lease") are incorporated herein by reference and shall remain in full force and effect through November 30, 1997 except as modified as follows:

    1. Article I, Section 1 is amended in part to provide that the premises demised to the Tenant on the Third Floor of building #1 at 200 Race Street shall consist of the 17,000 square feet occupied by the Tenant at the date of this Agreement.

    2. Article II, Section 1 is amended in part to provide that the lease shall be extended for a term of six (6) months, beginning June 1, 1997 and ending November 30, 1997.


    3. Article II, Section 2 is amended to provide that if the Tenant is not in material default in any respect under the Lease at the time of its giving of the notice described below, it shall have the right and option to extend said lease for a term of six (6) months expiring May 31, 1998, on all the same terms and conditions, including rent as set forth on paragraph 4 below. The Tenant, if it desires to exercise this option, shall do so by giving the Landlord notice in writing of its intention to do so at least ninety (90) days prior to December 1, 1997, such notice to be delivered by certified mail, return receipt requested, at Landlord's principal place of business. Except as otherwise provided, the term of this Lease shall be automatically extended upon Landlord's receipt of Tenant's extension notice. Tenant shall be in material default if there exists an "Event of Default" as defined under Article XII, Section 1 of the Indenture.





    4. Article III, Section 1 is amended to provide that rent for Tenant's use of the entire Third Floor of the premises (17,000 square feet) during the extended term shall be ONE DOLLAR and FIFTEEN CENTS ($1.15) per square foot or NINETEEN THOUSAND FIVE HUNDRED FIFTY DOLLARS ($19,550) per year payable in equal monthly installments of $1,629.17 in advance on the first day of each and every month during the extended term and proportionately at said rate for any partial month. The parties acknowledge and confirm that the Tenant also continues to lease the entire Fourth Floor of the premises on the terms described in paragraph 4 of the 1995 Extension.

    5. Landlord and Tenant agree that all remaining provisions of said Lease shall remain in full force and effect through the extended term except to the extent that said terms are inconsistent with the provisions of this Agreement.

    WITNESS the execution hereof, under seal, in any number of counterpart copies, each of which counterpart copy shall be deemed to be an original for all purposes as of the day and year first written above.

                          DIELECTRIC POLYMERS, INC., TENANT


Dated: 3/26/97            By:  /s/Lawrence G. Kuntz
                          Its: President

                          HOLYOKE SUPPLY COMPANY, INC.,
                          LANDLORD


Dated: 3/24/97            By:  /s/Daniel C. Moriarity
                               President





[exh1014f]